CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on AllianceBernstein Global Government Income Trust, Inc. (formerly known as AllianceBernstein Americas Government Income Trust, Inc. dated November 17, 2006, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-45328 and 811-06554) of AllianceBernstein Global Government Income Trust, Inc.


ERNST & YOUNG LLP

New York, New York
January 26, 2007